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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of NAVIGATION TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint JUDSON C. GREEN, DAVID B. MULLEN and LAWRENCE M. KAPLAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver this Annual Report on Form 10-K, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below opposite his signature, to the Annual Report and any amendment, thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of the date set forth opposite such signatory's name.

/s/ JUDSON C. GREEN Judson C. Green, Director, President and Chief Executive Officer (principal executive officer)	Date: March 27, 2003
/s/ DAVID B. MULLEN David B. Mullen, Chief Financial Officer (principal financial officer)	Date: March 27, 2003
/s/ NEIL SMITH Neil Smith, Vice President and Corporate Controller (principal accounting officer)	Date: March 27, 2003
/s/ RICHARD J.A. DE LANGE Richard J.A. de Lange, Director	Date: March 25, 2003
/s/ T. RUSSELL SHIELDS T. Russell Shields, Director	Date: March 13, 2003
/s/ WILLIAM E. CURRAN William E. Curran, Director	Date: March 24, 2003
/s/ JAMES P. NOLAN James P. Nolan, Director	Date: March 24, 2003
/s/ DIRK-JAN VAN OMMEREN Dirk-Jan van Ommeren, Director	Date: March 24, 2003

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POWER OF ATTORNEY